SLM Private Credit Student Loan Trust 2004-B Quarterly Servicing Report

Report Date:2/28/2005      Reporting Period:12/1/04-2/28/05

I.      Deal Parameters

	Student Loan Portfolio Characteristics				11/30/04	Activity	2/28/2005

A	i	Portfolio Balance			$1,245,886,616.13	$(4,415,035.91)	$1,241,471,580.22
	ii	Interest to be Capitalized			52,164,813.32		60,153,923.21

	iii	Total Pool			$1,298,051,429.45		$1,301,625,503.43
	iv	Cash Capitalization Account (Cii)			232,575,519.00		232,575,519.00

	v	Asset Balance			$1,530,626,948.45		$1,534,201,022.43

	i	Weighted Average Coupon (WAC)			5.708%		6.450%
	ii	Weighted Average Remaining Term			200.11		197.70
	iii	Number of Loans			119,921		119,291
	iv	Number of Borrowers			107,915		107,392
	v	Prime Loans Outstanding			$1,241,760,455.78		$1,246,366,052.50
	vi	T-bill Loans Outstanding			$55,987,264.28		$54,568,388.76
	vii	Fixed Loans Outstanding			$303,709.39		$691,062.17

						% of		% of
	Notes		Cusips	Spread	Balance 12/15/04	O/S Securities**	Balance 3/15/05	O/S Securities**

B	i	A-1 Notes	78443CBL7	0.050%	$627,901,480.54	41.847%	$627,901,480.54	41.847%
	ii	A-2 Notes	78443CBM5	0.200%	378,000,000.00	25.192%	378,000,000.00	25.192%
	iii	A-3 Notes	78443CBN3	0.330%	277,150,000.00	18.471%	277,150,000.00	18.471%
	iv	A-4 Notes	78443CBP8	0.430%	100,000,000.00	6.665%	100,000,000.00	6.665%
	v	B Notes	78443CBQ6	0.470%	49,242,000.00	3.282%	49,242,000.00	3.282%
	vi	C Notes	78443CBR4	0.870%	68,182,000.00	4.544%	68,182,000.00	4.544%

	vii	Total Notes			$1,500,475,480.54	100.000%	$1,500,475,480.54	100.000%

					12/15/2004		3/15/2005

C	i	Specified Reserve Account Balance ($)			$3,206,436.00		$3,206,436.00
	ii	Reserve Account Balance ($)			$3,206,436.00		$3,206,436.00
	iii	Cash Capitalization Acct Balance ($)			$232,575,519.00		$232,575,519.00
	iv	Initial Asset Balance			$1,515,149,959.36		$1,515,149,959.36
	v	Specified Overcollateralization Amount			$30,302,999.19		$30,302,999.19
	vi	Actual Overcollateralization Amount			$30,151,467.91		$33,725,541.89
	vii	Has the Stepdown Date Occurred?*			No		No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and June 15, 2009. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes.
See the prospectus for complete information concerning the Stepdown Date.

**	Percentages may not total 100% due to rounding

II. 2004-B     Transactions from: 12/1/2004 through: 2/28/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$10,248,774.54
	ii	Purchases by Servicer (Delinquencies >180)	1,013,867.85
	iii	Other Servicer Reimbursements	1.70
	iv	Other Principal Reimbursements	195,305.53

	v	Total Principal Collections	$11,457,949.62

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(6,109,189.44)
	iii	Capitalized Insurance Fee	(949,758.33)
	iv	Other Adjustments	16,034.06

	v	Total Non-Cash Principal Activity	$(7,042,913.71)

C	Total Student Loan Principal Activity		$4,415,035.91

D	Student Loan Interest Activity
	i	Interest Payments Received	$4,194,898.87
	ii	Purchases by Servicer (Delinquencies >180)	41,027.84
	iii	Other Servicer Reimbursements	0.00
	iv	Other Interest Reimbursements	9,110.47
	v	Late Fees	50,610.92
	vi	Collection Fees/Return Items	0.00

	vii	Total Interest Collections	$4,295,648.10

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	6,109,189.44
	iii	Other Interest Adjustments	4,835.56

	iv	Total Non-Cash Interest Adjustments	$6,114,025.00

F	Total Student Loan Interest Activity		$10,409,673.10

III. 2004-B     Collection Account Activity 12/1/2004 through 2/28/2005

A	Principal Collections
	i	Principal Payments Received	$9,667,182.36
	ii	Consolidation Principal Payments	581,592.18
	iii	Purchases by Servicer (Delinquencies >180)	1,013,867.85
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	1.70
	vi	Other Re-purchased Principal	195,305.53

	vii	Total Principal Collections	$11,457,949.62

B	Interest Collections
	i	Interest Payments Received	$4,187,505.98
	ii	Consolidation Interest Payments	7,392.89
	iii	Purchases by Servicer (Delinquencies >180)	41,027.84
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	0.00
	vi	Other Re-purchased Interest	9,110.47
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	50,610.92

	ix	Total Interest Collections	$4,295,648.10

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$0.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$1,313,425.13

G	Borrower Incentive Reimbursements		$29,922.29

H	Interest Rate Cap Proceeds		$0.00

I	Gross Swap Receipt		$7,729,958.84

J	Other Deposits		$135,898.59
	TOTAL FUNDS RECEIVED		$24,962,802.57
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,452,622.11)
	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$23,510,180.46

K	Amount Released from Cash Capitalizaton Account		$0.00

L	AVAILABLE FUNDS		$23,510,180.46

M	Servicing Fees Due for Current Period		$723,822.49

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$743,822.49

IV.     2004-B Loss and Recovery Detail

			% of
A	i	Cumulative Realized Losses Test	Original Pool	11/30/2004	2/28/2005

		September 15, 2004 to June 15, 2009	15%	$192,386,166.05	$192,386,166.05
		September 15, 2009 to June 15, 2012	18%
		September 16, 2012 and thereafter	20%

	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?		Yes	Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period		$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$882,167.11	$1,896,034.96
	iii	Cumulative Interest Purchases by Servicer		29,595.24	70,623.08

	iv	Total Gross Defaults:		$911,762.35	$1,966,658.04

V. 2004-B            Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005
INTERIM:
In School	5.658%	6.377%	76,686	70,300	63.947%	58.932%	$805,925,398.89	$742,657,381.36	64.687%	59.821%

Grace	6.258%	6.813%	11,566	11,625	9.645%	9.745%	126,711,213.84	114,552,117.41	10.170%	9.227%

Deferment	5.407%	6.260%	2,629	3,972	2.192%	3.330%	21,796,440.14	34,919,333.63	1.749%	2.813%

TOTAL INTERIM	5.732%	6.428%	90,881	85,897	75.784%	72.006%	$954,433,052.87	$892,128,832.40	76.607%	71.861%
REPAYMENT
Active
Current	5.530%	6.344%	25,644	27,795	21.384%	23.300%	$261,675,069.00	$288,275,720.77	21.003%	23.220%
31-60 Days Delinquent	7.516%	7.425%	474	1,050	0.395%	0.880%	3,942,287.18	9,786,249.09	0.316%	0.788%
61-90 Days Delinquent	7.660%	7.622%	214	791	0.178%	0.663%	1,746,281.02	7,699,617.12	0.140%	0.620%
91-120 Days Delinquent	6.437%	8.507%	123	224	0.103%	0.188%	1,086,460.30	1,895,166.11	0.087%	0.153%
121-150 Days Delinquent	6.960%	8.887%	242	116	0.202%	0.097%	1,619,955.62	955,620.95	0.130%	0.077%
151-180 Days Delinquent	6.907%	8.780%	131	13	0.109%	0.011%	1,016,494.62	189,157.00	0.082%	0.015%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

Forbearance	6.167%	7.046%	2,212	3,405	1.845%	2.854%	20,367,015.52	40,541,216.78	1.635%	3.266%

TOTAL REPAYMENT	5.631%	6.504%	29,040	33,394	24.216%	27.994%	$291,453,563.26	$349,342,747.82	23.393%	28.139%
GRAND TOTAL	5.708%	6.450%	119,921	119,291	100.000%	100.000%	$1,245,886,616.13	$1,241,471,580.22	100.000%	100.000%

*	Percentages may not total 100% due to rounding

VI.     2004-B Portfolio Characteristics by Loan Program

LOAN PROGRAM	WAC	# Loans	$ Amount	%

- Signature Loans	6.548%	100,687	$995,695,201.27	80.203%
- Law Loans	7.119%	6,993	92,490,736.12	7.450%
- Med Loans	5.288%	7,725	70,757,504.35	5.699%
- MBA Loans	5.491%	3,886	82,528,138.48	6.648%

- Total	6.450%	119,291	$1,241,471,580.22	100.000%

*Percentages may not total 100% due to rounding

VII. 2004-B Interest Rate Swap and Cap Calculations

A	Swap Payments

					Swap Calculation

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$1,241,760,455.78
	Counterparty Pays:
	ii	3 Month LIBOR			2.49000%
	iii	Gross Swap Receipt Due Trust			$7,729,958.84
	iv	Days in Period	12/15/2004	3/15/2005	90

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less	2.6430%		2.60700%
	vi	Gross Swap Payment Due Counterparty			$7,978,188.79
	vii	Days in Period	12/15/2004	3/15/2005	90

B	Cap Payments

					Cap Calculation

	i	Notional Swap Amount			$975,000,000.00
	Counterparty Pays:
	ii	3 Month LIBOR (interpolated for first accrual period)			2.49000%
	iii	Cap Rate			4.00000%
	iv	Excess (if any) of LIBOR over Cap Rate (ii-iii)			0.00000%
	v	Days in Period	12/15/2004	3/15/2005	90
	vi	Cap Payment due Trust			$0.00

VIII. 2004-B Accrued Interest Factors

	Accrued
	Int Factor	Accrual Period	Rate

A Class A-1 Interest Rate	0.006350000	(12/15/04 - 3/15/05)	2.54000%

B Class A-2 Interest Rate	0.006725000	(12/15/04 - 3/15/05)	2.69000%

C Class A-3 Interest Rate	0.007050000	(12/15/04 - 3/15/05)	2.82000%

D Class A-4 Interest Rate	0.007300000	(12/15/04 - 3/15/05)	2.92000%

E Class B Interest Rate	0.007400000	(12/15/04 - 3/15/05)	2.96000%

F Class C Interest Rate	0.008400000	(12/15/04 - 3/15/05)	3.36000%

IX. 2004-B      Inputs From Prior Period 11/30/2004

A		Total Student Loan Pool Outstanding
		i	Portfolio Balance		$1,245,886,616.13
		ii	Interest To Be Capitalized		52,164,813.32

		iii	Total Pool		$1,298,051,429.45
		iv	Cash Capitalization Account (CI)		232,575,519.00

		v	Asset Balance		$1,530,626,948.45

	B	Total Note and Certificate Factor			0.995291429
	C	Total Note Balance			$1,500,475,480.54

	D	Note Balance 12/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

		i	Current Factor	0.988821200	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
		ii	Expected Note Balance	$627,901,480.54	$378,000,000.00	$277,150,000.00	$100,000,000.00	$49,242,000.00	$68,182,000.00

		iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
		iv	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	E	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
	F	Unpaid Administration fees from Prior Quarter(s)			$0.00
	G	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

X.     2004-B Note Parity Triggers

		Class A	Class B	Class C

Notes Outstanding	12/15/04	$1,383,051,481	$1,432,293,481	$1,500,475,481

Asset Balance	11/30/04	$1,530,626,948	$1,530,626,948	$1,530,626,948

Pool Balance	2/28/05	$1,301,625,503	$1,301,625,503	$1,301,625,503

Amounts on Deposit*	3/15/05	238,150,556	237,786,165	237,213,437

Total		$1,539,776,060	$1,539,411,669	$1,538,838,940

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$147,575,467.91
Specified Class A Enhancement		$230,130,153.36	The greater of 15.0% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$98,333,467.91
Specified Class B Enhancement		$155,337,853.52	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$30,151,467.91
Specified Class C Enhancement		$46,026,030.67	The greater of 3.0% of the Asset Balance or the Specified Overcollateralization Amount

*	Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through E for the Class A; Items B through G for the Class B; and Items B through I for the Class C

XI.     2004-B Cash Capitalization Account Triggers

		Cash Capitalization Account Balance as of Collection End Date	2/28/2005	$232,575,519.00
		Less: Excess of Trust fees & Note interest due over Available Funds	3/15/2005	$0.00

		Cash Capitalization Account Balance (CI)*		$232,575,519.00

A	i	10.00% of initial Asset Balance		$151,514,995.94
	ii	Excess, CI over 10.00% of initial Asset Balance		$81,060,523.06
	iii	Release A(ii) excess to Collection Account?**	3/15/2005	DO NOT RELEASE

B	i	5.50% of initial Asset Balance		$83,333,247.76
	ii	Excess, CI over 5.50% of initial Asset Balance		$149,242,271.24
	iii	Release B(ii) excess to Collection Account?**	3/15/2005	DO NOT RELEASE

C	i	3.50% of initial Asset Balance		$53,030,248.58
	ii	Excess, CI over 3.50% of initial Asset Balance		$179,545,270.42
	iii	Release C(ii) excess to Collection Account?**	3/15/2005	DO NOT RELEASE

D	i	1.50% of initial Asset Balance		$22,727,249.39
	ii	Excess, CI over 1.50% of initial Asset Balance		$209,848,269.61
	iii	Release D(ii) excess to Collection Account?**	3/15/2005	DO NOT RELEASE

		Release from Cash Capitalization Account (R)*	3/15/2005	$0.00

*	as defined under “Asset Balance” on page S-69 of the prospectus supplement

**	determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-48 of the prospectus supplement

XII.       2004-B       Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	12/15/2004	$1,383,051,480.54
	iii	Asset Balance	2/28/2005	$1,534,201,022.43

	iv	First Priority Principal Distribution Amount	3/15/2005	$—

	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	12/15/2004	$1,432,293,480.54
	vii	Asset Balance	2/28/2005	$1,534,201,022.43
	viii	First Priority Principal Distribution Amount	3/15/2005	$—

	ix	Second Priority Principal Distribution Amount	3/15/2005	$—

	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	12/15/2004	$1,500,475,480.54
	xii	Asset Balance	2/28/2005	$1,534,201,022.43
	xiii	First Priority Principal Distribution Amount	3/15/2005	$—
	xiv	Second Priority Principal Distribution Amount	3/15/2005	$—

	xv	Third Priority Principal Distribution Amount	3/15/2005	$—

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	12/15/2004	$1,500,475,480.54
	ii	Asset Balance	2/28/2005	$1,534,201,022.43
	iii	Specified Overcollateralization Amount	3/15/2005	$30,302,999.19
	iv	First Priority Principal Distribution Amount	3/15/2005	$—
	v	Second Priority Principal Distribution Amount	3/15/2005	$—
	vi	Third Priority Principal Distribution Amount	3/15/2005	$—
	vii	Regular Principal Distribution Amount		$—

C	Class A Noteholders’ Principal Distribution Amounts
	i	Has the Stepdown Date Occurred?		No
	ii	Aggregate Class A Notes Outstanding	12/15/2004	$1,383,051,480.54
	iii	Asset Balance	2/28/2005	$1,534,201,022.43
	iv	85% of Asset Balance	2/28/2005	$1,304,070,869.07
	v	Specified Overcollateralization Amount	3/15/2005	$30,302,999.19
	vi	Lesser of (iii) and (ii - iv)		$1,304,070,869.07
	vii	Class A Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$—
	viii	Class A Noteholders’ Principal Distribution Amt — After the Stepdown Date		$—
	ix	Actual Principal Distribution Amount paid		$—
	x	Shortfall		$—

D	Class B Noteholders’ Principal Distribution Amounts
	i	Has the Stepdown Date Occurred?		No
	ii	Aggregate Class B Notes Outstanding	12/15/2004	$49,242,000.00
	iii	Asset Balance	2/28/2005	$1,534,201,022.43
	iv	89.875% of Asset Balance	2/28/2005	$1,378,863,168.91
	v	Specified Overcollateralization Amount	3/15/2005	$30,302,999.19
	vi	Lesser of (iii) and (ii - iv)		$1,378,863,168.91
	vii	Class B Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$—
	viii	Class B Noteholders’ Principal Distribution Amt — After the Stepdown Date		$—

E	Class C Noteholders’ Principal Distribution Amounts
	i	Has the Stepdown Date Occurred?		No
	ii	Aggregate Class C Notes Outstanding	12/15/2004	$68,182,000.00
	iii	Asset Balance	2/28/2005	$1,534,201,022.43
	iv	97% of Asset Balance	2/28/2005	$1,488,174,991.76
	v	Specified Overcollateralization Amount	3/15/2005	$30,302,999.19
	vi	Lesser of (iii) and (ii - iv)		$1,488,174,991.76
	vii	Class C Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$—
	viii	Class C Noteholders’ Principal Distribution Amt — After the Stepdown Date		$—

XIII.       2004-B       Waterfall for Distributions

					Remaining
					Funds Balance
A		Total Available Funds (Sections III-L)		$23,510,180.46	$23,510,180.46

B		Primary Servicing Fees-Current Month plus any Unpaid		$723,822.49	$22,786,357.97

C		Quarterly Administration Fee plus any Unpaid		$20,000.00	$22,766,357.97

D		Gross Swap Payment due		$7,978,188.79	$14,788,169.18

E	i	Class A-1 Noteholders' Interest Distribution Amount due	3/15/2005	$3,987,174.40	$10,800,994.78
	ii	Class A-2 Noteholders' Interest Distribution Amount due	3/15/2005	$2,542,050.00	$8,258,944.78
	iii	Class A-3 Noteholders' Interest Distribution Amount due	3/15/2005	$1,953,907.50	$6,305,037.28
	iv	Class A-4 Noteholders' Interest Distribution Amount due	3/15/2005	$730,000.00	$5,575,037.28
	v	Swap Termination Fees due	3/15/2005	$0.00	$5,575,037.28

F		First Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$5,575,037.28

G		Class B Noteholders' Interest Distribution Amount due	3/15/2005	$364,390.80	$5,210,646.48

H		Second Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$5,210,646.48

I		Class C Noteholders’ Interest Distribution Amount		$572,728.80	$4,637,917.68

J		Third Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$4,637,917.68

K		Increase to the Specified Reserve Account Balance		$0.00	$4,637,917.68

L		Regular Principal Distribution Amount — Principal Distribution Account		$0.00	$4,637,917.68

M		Carryover Servicing Fees		$0.00	$4,637,917.68

N		Swap Termination Payments		$0.00	$4,637,917.68

O		Additional Principal Distribution Amount — Principal Distribution Account		$0.00	$4,637,917.68

P		Remaining Funds to the Certificateholders		$4,637,917.68	$0.00

XIV. 2004-B Principal Distribution Account Allocations

					Remaining
					Funds Balance

A		Total from Collection Account		$0.00	$0.00

B	i	Class A-1 Principal Distribution Amount Paid		$0.00	$0.00
	ii	Class A-2 Principal Distribution Amount Paid		$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid		$0.00	$0.00
	iv	Class A-4 Principal Distribution Amount Paid		$0.00	$0.00

C		Class B Principal Distribution Amount Paid		$0.00	$0.00

D		Class C Principal Distribution Amount Paid		$0.00	$0.00

E		Remaining Class C Principal Distribution Amount Paid		$0.00	$0.00

F		Remaining Class B Principal Distribution Amount Paid		$0.00	$0.00

G	i	Remaining Class A-1 Principal Distribution Amount Paid		$0.00	$0.00
	ii	Remaining Class A-2 Principal Distribution Amount Paid		$0.00	$0.00
	iii	Remaining Class A-3 Principal Distribution Amount Paid		$0.00	$0.00
	iv	Remaining Class A-4 Principal Distribution Amount Paid		$0.00	$0.00

XV.    2004-B Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due			$3,987,174.40	$2,542,050.00	$1,953,907.50	$730,000.00	$364,390.80	$572,728.80
	ii	Quarterly Interest Paid			3,987,174.40	2,542,050.00	1,953,907.50	730,000.00	364,390.80	572,728.80

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	0.00	0.00	0.00	0.00	0.00

	ix	Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$3,987,174.40	$2,542,050.00	$1,953,907.50	$730,000.00	$364,390.80	$572,728.80

B	Note Balances			12/15/2004	Paydown Factors	3/15/2005
	i	A-1 Note Balance	78443CBL7	$627,901,480.54		$627,901,480.54
		A-1 Note Pool Factor		0.988821200	0.000000000	0.988821200

	ii	A-2 Note Balance	78443CBM5	$378,000,000.00		$378,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78443CBN3	$277,150,000.00		$277,150,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78443CBP8	$100,000,000.00		$100,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	B Note Balance	78443CBQ6	$49,242,000.00		$49,242,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	C Note Balance	78443CBR4	$68,182,000.00		$68,182,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVI.     2004-B     Historical Pool Information

			12/1/04-2/28/05	9/1/04-11/30/04	5/06/04 - 8/31/04
Beginning Student Loan Portfolio Balance			$1,245,886,616.13	$1,244,282,058.96	$1,250,170,429.90

	Student Loan Principal Activity
	i	Principal Payments Received	$10,248,774.54	$7,273,578.91	$9,982,999.67
	ii	Purchases by Servicer (Delinquencies >180)	1,013,867.85	733,921.72	148,245.39
	iii	Other Servicer Reimbursements	1.70	0.00	9,228.46
	iv	Seller Reimbursements	195,305.53	1,645,061.18	176,715.71

	v	Total Principal Collections	$11,457,949.62	$9,652,561.81	$10,317,189.23
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00
	ii	Capitalized Interest	(6,109,189.44)	(9,181,831.42)	(3,909,610.89)
	iii	Capitalized Insurance Fee	($949,758.33)	($2,062,229.47)	($537,371.26)
	iv	Other Adjustments	16,034.06	(13,058.09)	18,163.86

	v	Total Non-Cash Principal Activity	$(7,042,913.71)	$(11,257,118.98)	$(4,428,818.29)

(-)	Total Student Loan Principal Activity		$4,415,035.91	$(1,604,557.17)	$5,888,370.94

	Student Loan Interest Activity
	i	Interest Payments Received	$4,194,898.87	$2,389,629.61	$2,509,588.16
	ii	Repurchases by Servicer (Delinquencies >180)	41,027.84	28,047.35	1,547.89
	iii	Other Servicer Reimbursements	—	—	339.85
	iv	Seller Reimbursements	9,110.47	77,662.30	9,454.56
	v	Late Fees	50,610.92	22,541.61	17,448.43
	vi	Collection Fees	—	—	—

	viii	Total Interest Collections	4,295,648.10	2,517,880.87	2,538,378.89

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00
	ii	Capitalized Interest	6,109,189.44	9,181,831.42	3,909,610.89
	iii	Other Interest Adjustments	4,835.56	27,972.34	40,795.34

	iv	Total Non-Cash Interest Adjustments	$6,114,025.00	$9,209,803.76	$3,950,406.23

	v	Total Student Loan Interest Activity	$10,409,673.10	$11,727,684.63	$6,488,785.12

(=)	Ending Student Loan Portfolio Balance		$1,241,471,580.22	$1,245,886,616.13	$1,244,282,058.96
(+)	Interest to be Capitalized		$60,153,923.21	$52,164,813.32	$47,353,017.57

(=)	TOTAL POOL		$1,301,625,503.43	$1,298,051,429.45	$1,291,635,076.53

(+)	Cash Capitalization Account Balance (CI)		$232,575,519.00	$232,575,519.00	$232,575,519.00

(=)	Asset Balance		$1,534,201,022.43	$1,530,626,948.45	$1,524,210,595.53

XVII.      2004-B Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Sep-04	$1,291,635,077	2.24%
Dec-04	$1,298,051,429	2.32%
Mar-05	$1,301,625,503	2.09%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.